Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1999 included in U.S. Can Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.





/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP


Chicago, Illinois
August 2, 1999